Exhibit 10.3

TANGOE, INC.

AMENDED AND RESTATED EMPLOYEE STOCK OPTION/STOCK ISSUANCE PLAN

1.                                       Purposes of the Plan.  The purposes of this Amended and Restated Employee Stock Option/Stock Issuance Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to key Employees and to select Directors and Consultants and to promote the success of the Company’s business.  Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code and the regulations promulgated thereunder.  Stock purchase rights may also be granted under the Plan.

2.                                       Definitions.  As used herein, the following definitions shall apply:

(a)                                  “Administrator” means the Board or its Committee appointed pursuant to Section 4 of the Plan.

(b)                                 “Affiliate” means an entity other than a Subsidiary (as defined below) which, together with the Company, is under common control of a third person or entity.

(c)                                  “Applicable Laws” means the legal requirements relating to the administration of stock option and restricted stock purchase plans under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, the Code, any Stock Exchange rules or regulations and the applicable laws of any other country or jurisdiction where Options or Stock Purchase Rights are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.

(d)                                 “Board” means the Board of Directors of the Company.

(e)                                  “Cause” for termination of a Participant’s Continuous Service Status will exist if the Participant is terminated for any of the following reasons:  (i) Participant’s willful failure substantially to perform his or her duties and responsibilities to the Company or deliberate violation of a Company policy; (ii) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (iii) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s willful breach of any of his or her obligations under any written agreement or covenant with the Company.  The determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant.  The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time as provided in Section 5(d) below, and the term “Company” will be interpreted to include any Subsidiary, Parent, Affiliate or successor thereto, if appropriate.

(f)                                    “Change of Control”  means (i) a sale of all or substantially all of the Company’s assets, (ii) any merger or consolidation of the Company with or into another corporation other than a merger or consolidation in which the holders of more than 50% of the shares of capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by the voting securities remaining outstanding or by their being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company, or such surviving entity, outstanding immediately after such transaction, or (iii) any person or group (as such terms are used in and under Section 13(d) of the Exchange Act), other than a person or group that is a stockholder of the Company as of December 10, 2004, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the then outstanding voting securities of the Company.

(g)                                 “Code” means the Internal Revenue Code of 1986, as amended.

(h)                                 “Committee” means one or more committees or subcommittees of the Board appointed by the Board to administer the Plan in accordance with Section 4 below.

(i)                                     “Common Stock” means the Common Stock of the Company.

(j)                                     “Company” means Tangoe, Inc., a Delaware corporation.

(k)                                  “Consultant” means any person, including an advisor, who is engaged by the Company or any Parent, Subsidiary or Affiliate to render services and is compensated for such services.

(1)                                  “Continuous Service Status” means the absence of any interruption or termination of service as an Employee, Director or Consultant.  Continuous Service Status shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than ninety (90) days, unless reemployment or reengagement upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (iv) in the case of transfers between locations of the Company or between the Company, its Parents, Subsidiaries, Affiliates or their respective successors; or (v) changes in status between service as an Employee, Director or Consultant, provided, however, that the amendments to this definition adopted on December 10, 2004 shall not apply to Options granted prior to December 10, 2004.

(m)                               “Corporate Transaction” means a sale of all or substantially all of the Company’s assets, or a merger, consolidation or other capital reorganization of the Company with or into another corporation and includes a Change of Control.

(n)                                 “Director” means a member of the Board,

(o)                                 “Employee” means any person employed by the Company or any Parent, Subsidiary or Affiliate, with the status of employment determined based upon such factors as are deemed appropriate by the Administrator in its discretion, subject to any requirements of the Code or the Applicable Laws.  The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

(p)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)                                 “Fair Market Value” means, as of any date, the fair market value of the Common Stock, as determined by the Administrator in good faith on such basis as it deems appropriate and applied consistently with respect to Participants.  Whenever possible, the determination of Fair Market Value shall be based upon the closing price for the Shares as reported in the Wall Street Journal for the applicable date.

(r)                                    “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Option Agreement.

(s)                                  “Involuntary Termination” means termination of a Participant’s Continuous Service Status under the following circumstances: (i) termination without Cause by the Company or a Subsidiary, Parent, Affiliate or successor thereto, as appropriate; or (ii) voluntary termination by the Participant within 60 days following (A) a material reduction in the Participant’s job responsibilities, provided that neither a mere change in title alone nor reassignment following a Change of Control to a position that is substantially similar to the position held prior to the Change of Control shall constitute a material reduction in job responsibilities; (B) relocation by the Company or a Subsidiary, Parent, Affiliate or successor thereto, as appropriate, of the Participant’s work site to a facility or location more than 50 miles from the Participant’s principal work site for the Company at the time of the Change of Control; or (C) a reduction in Participant’s then-current total compensation by at least 15%, provided that an across-the-board reduction in the compensation of all other Employees or Consultants in positions similar to the Participant’s by the same percentage amount as part of a general salary level reduction shall not constitute such a salary reduction.

(t)                                    “Listed Security” means any security of the Company that is listed or approved for listing on a national securities exchange or designated or approved for designation as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

(u)                                 “Named Executive” means any individual who, on the last day of the Company’s fiscal year, is the chief executive officer of the Company (or is acting in such capacity) or among the four most highly compensated officers of the Company (other than the chief executive officer).  Such officer status shall be determined pursuant to the executive compensation disclosure rules under the Exchange Act.

(v)                                 “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable Option Agreement.

(w)                               “Option” means a stock option granted pursuant to the Plan.

(x)                                   “Option Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of an Option granted under the Plan and includes any documents attached to or incorporated into such Option Agreement, including, but not limited to, a notice of stock option grant and a form of exercise notice.

(y)                                 “Option Exchange Program” means a program approved by the Administrator whereby outstanding Options are exchanged for Options with a lower exercise price or are amended to decrease the exercise price as a result of a decline in the Fair Market Value of the Common Stock.

(z)                                   “Optioned Stock” means the Common Stock subject to an Option.

(aa)                            “Optionee” means an Employee, Consultant or Director who receives an Option.

(bb)                          “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code, or any successor provision.

(cc)                            “Participant” means any holder of one or more Options or Stock Purchase Rights, or the Shares issuable or issued upon exercise of such awards, under the Plan.

(dd)                          “Plan” means this Tangoe, Inc. Amended and Restated Employee Stock Option/Stock Issuance Plan.

(ee)                            “Reporting Person” means an officer, Director, or greater than ten percent stockholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

(ff)                                “Restricted Stock” means Shares of Common Stock acquired pursuant to a grant of a Stock Purchase Right under Section 11 below.

(gg)                          “Restricted Stock Purchase Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of a Stock Purchase Right granted under the Plan and includes any documents attached to such agreement.

(hh)                          “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

(ii)                                  “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(jj)                                  “Stock Exchange” means any national securities exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time.

(kk)                            “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 11 below.

(ll)                                  “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, or any successor provision.

(mm)                      “Ten Percent Holder” means a person who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary.

3.                                       Stock Subject to the Plan.  Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be sold under the Plan is 1,120,000.  The Shares may be authorized, but unissued, or reacquired Shares.  If an award should expire or become unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.  In addition, any Shares which are retained by the Company upon exercise of an award in order to satisfy any withholding taxes due with respect to such exercise or purchase shall be treated as not issued and shall continue to be available under the Plan.  Shares issued under the Plan and later repurchased by the Company pursuant to any repurchase right which the Company may have shall not be available for future grant under the Plan.

4.                                       Administration of the Plan.

(a)                                  General.  The Plan shall be administered by the Board or a Committee, or a combination thereof, as determined by the Board.  The Plan may be administered by different administrative bodies with respect to different classes of Participants and, if permitted by the Applicable Laws, the Board may authorize one or more officers to make awards under the Plan.

(b)                                 Committee Composition.  If a Committee has been appointed pursuant to this Section 4, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.  From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and remove all members of a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws and, in the case of a Committee administering the Plan in accordance with the requirements of Rule 16b-3 or Section 162(m) of the Code, to the extent permitted or required by such provisions.

(c)                                  Powers of the Administrator.  Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i)                                     to determine the Fair Market Value of the Common Stock, in accordance with Section 2(q) of the Plan, provided that such determination shall be applied consistently with respect to Participants under the Plan;

(ii)                                  to select the Employees, Directors and Consultants to whom Options and Stock Purchase Rights may from time to time be granted;

(iii)                               to determine whether and to what extent Options and Stock Purchase Rights are granted;

(iv)                              to determine the number of Shares of Common Stock to be covered by each award granted;

(v)                                 to approve the form(s) of agreements) used under the Plan;

(vi)                              to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder, which terms and conditions include but are not limited to the exercise or purchase price, the time or times when awards may be exercised (which may be based on performance criteria), any vesting, acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option, Optioned Stock, Stock Purchase Right or Restricted Stock, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vii)                           to determine whether and under what circumstances an Option may be settled in cash under Section 10(c) instead of Common Stock;

(viii)                        to implement an Option Exchange Program on such terms and conditions as the Administrator in its discretion deems appropriate, provided that no amendment or adjustment to an Option that would materially and adversely affect the rights of any Optionee shall be made without the prior written consent of the Optionee;

(ix)                                to adjust the vesting of an Option held by an Employee, Director or Consultant as a result of a change in the terms or conditions under which such person is providing services to the Company;

(x)                                   to construe and interpret the terms of the Plan and awards granted under the Plan, which constructions, interpretations and decisions shall be final and binding on all Participants; and

(xii)                             in order to fulfill the purposes of the Plan and without amending the Plan, to modify grants of Options or Stock Purchase Rights to Participants who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies or customs.

5.                                       Eligibility.

(a)                                  Recipients of Grants.  Nonstatutory Stock Options and Stock Purchase Rights may be granted to any Employee, Director or Consultant.  Incentive Stock Options may be granted only to Employees, provided that Employees of Affiliates shall not be eligible to receive Incentive Stock Options.

(b)                                 Type of Option.  Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.

(c)                                  ISO $100,000 Limitation.  Notwithstanding any designation under Section 5(b), to the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options.  For purposes of this Section 5(c), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares subject to an Incentive Stock Option shall be determined as of the date of the grant of such Option.

(d)                                 No Employment Rights.  The Plan shall not confer upon any Participant any right with respect to continuation of an employment or consulting relationship with the Company, nor shall it interfere in any way with such Participant’s right or the Company’s right to terminate his or her employment or consulting relationship at any time, with or without Cause.

6.                                       Term of Plan.  The Plan shall become effective upon its adoption by the Board of Directors.  It shall continue in effect for a term often (10) years unless sooner terminated under Section 16 of the Plan.

7.                                       Term of Option.  The term of each Option shall be the term stated in the Option Agreement; provided that the term shall be no more than ten years from the date of grant thereof or such shorter term as may be provided in the Option Agreement and provided further that, in the case of an Incentive Stock Option granted to a person who at the time of such grant is a Ten Percent Holder, the term of the Option shall be five years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

8.                                       [Reserved.]

9.                                       Option Exercise Price and Consideration.

(a)                                  Exercise Price.  The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator and set forth in the Option Agreement, but shall be subject to the following:

(i)                                     In the case of an Incentive Stock Option

(A)                              granted to an Employee who at the time of grant is a Ten Percent Holder, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant; or

(B)                                granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii)  In the case of a Nonstatutory Stock Option

(A)                              granted prior to the date, if any, on which the Common Stock becomes a Listed Security to a person who is at the time of grant is a Ten Percent Holder, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant if required by the Applicable Laws and, if not so required, shall be such price as is determined by the Administrator;

(B)                                granted prior to the date, if any, on which the Common Stock becomes a Listed Security to any other eligible person, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant if required by the Applicable Laws and, if not so required, shall be such price as is determined by the Administrator; or

(C)                                granted on or after the date, if any, on which the Common Stock becomes a Listed Security to any eligible person, the per share Exercise Price shall be such price as determined by the Administrator provided that if such eligible person is, at the time of the grant of such Option, a Named Executive of the Company, the per share Exercise Price shall be no less than 100% of the Fair Market Value on the date of grant if such Option is intended to qualify as performance-based compensation under Section 162(m) of the Code.

(iii)                               Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other Corporate Transaction.

(iv)                              In the event an Option is granted with an Exercise Price that is below the Fair Market Value per Share on the date of grant, and subject to Section 12(g) below, the Option shall be subject to any terms and conditions that the Administrator may in his discretion determine to be necessary to avoid the income tax penalties set forth under Section 409A of the Code.

(b)                                 Permissible Consideration.  The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash; (2) check; (3) delivery of Optionee’s promissory note with such recourse, interest, security and redemption provisions as the Administrator determines to be appropriate (subject to the provisions of Section 153 of the Delaware General Corporation Law); (4) cancellation of indebtedness; (5) other Shares that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is exercised, provided that in the case of Shares acquired, directly or indirectly, from the Company, such Shares must have been owned by the Optionee for more than six months on the date of surrender (or such other period as may be required to avoid the Company’s incurring an adverse accounting charge); (6) delivery of a properly executed exercise notice together with such other documentation as the Administrator and a securities broker approved by the Company shall require to effect exercise of the Option and prompt delivery to the Company of the sale or loan proceeds required to pay the exercise price and any applicable withholding taxes; or (7) any combination of the foregoing methods of payment.  In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company and the

Administrator may, in its sole discretion, refuse to accept a particular form of consideration at the time of any Option exercise.

10.                                 Exercise of Option.

(a)                                  General.

(i)                                     Exercisability.  Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, consistent with the term of the Plan and reflected in the Option Agreement, including vesting requirements and/or performance criteria with respect to the Company and/or the Optionee; provided however that, if required by the Applicable Laws, any Option granted prior to the date, if any, upon which the Common Stock becomes a Listed Security shall become exercisable at the rate of at least 20% per year over five years from the date the Option is granted.  In the event that any of the Shares issued upon exercise of an Option granted prior to the date, if any, upon which the Common Stock becomes a Listed Security should be subject to a right of repurchase in the Company’s favor, (A) such repurchase right shall, if required by the Applicable Laws, lapse at the rate of at least 20% per year over five years from the date the Option is granted, (B) the purchase price for the shares repurchased shall be the original purchase price paid by the purchaser and may be paid in cash or by cancellation of any indebtedness of the purchaser to the Company and (C) the right to repurchase shall only be exercisable within 90 days of termination of Continuous Service Status (or in the case of securities issued upon the exercise of Options, within 90 days after the date of exercise).  Notwithstanding the above, in the case of an Option granted to an officer, Director or Consultant of the Company or any Parent, Subsidiary or Affiliate of the Company, the Option may become fully exercisable, or a repurchase right, if any, in favor of the Company shall lapse, at any time or during any period established by the Administrator.  The Administrator shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any such leave.

(ii)                                  Minimum Exercise Requirements.  An Option may not be exercised for a fraction of a Share.  The Administrator may require that an Option be exercised as to a minimum number of Shares, provided that such requirement shall not prevent an Optionee from exercising the full number of Shares as to which the Option is then exercisable.

(iii)                               Procedures for and Results of Exercise.  An Option shall be deemed exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and the Company has received full payment for the Shares with respect to which the Option is exercised.  Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 9(b) of the Plan, provided that the Administrator may, in its sole discretion, refuse to accept any form of consideration at the time of any Option exercise.

Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(iv)                              Rights as Stockholder.  Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 14 of the Plan.

(b)                                 Termination of Continuous Service Status.  Except as otherwise set forth in this Section 10(b), the Administrator shall establish and set forth in the applicable Option Agreement the terms and conditions upon which an Option shall remain exercisable, if at all, following termination of an Optionee’s Continuous Service Status, which provisions may be waived or modified by the Administrator at any time.  To the extent that the Optionee is not entitled to exercise an Option at the date of his or her termination of Continuous Service Status, or if the Optionee (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Option Agreement or below (as applicable), the Option shall terminate and the Optioned Stock underlying the unexercised portion of the Option shall revert to the Plan.  In no event may any Option be exercised after the expiration of the Option term as set forth in the Option Agreement (and subject to Section 7).

The following provisions (1) shall apply to the extent an Option Agreement does not specify the terms and conditions upon which an Option shall terminate upon termination of an Optionee’s Continuous Service Status, and (2) establish the minimum post-termination exercise periods that may be set forth in an Option Agreement:

(i)                                     Termination other than Upon Disability or Death or for Cause.  In the event of termination of an Optionee’s Continuous Service Status (other than as a result of Optionee’s death or disability or as a result of termination by the Company of the Optionee’s Continuous Service Status for Cause), such Optionee may exercise an Option for 30 days following such termination to the extent the Optionee was entitled to exercise such Option at the date of such termination.

(ii)                                  Termination Upon Disability of Optionee.  In the event of termination of an Optionee’s Continuous Service Status as a result of his or her disability (including a disability within the meaning of Section 22(e)(3) of the Code), such Optionee may exercise an Option at any time within six months following such termination to the extent the Optionee was entitled to exercise such Option at the date of such termination.

(iii)                               Termination Upon Death of Optionee.  In the event of the death of an Optionee during the period of Continuous Service Status or within thirty days following termination of Optionee’s Continuous Service Status (other than in the case of termination for Cause), the Option may be exercised by Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance at any time within twelve months following the date of death, but only to the extent of the right to exercise that had accrued at the date of death or, if earlier, the date the Optionee’s Continuous Service Status terminated.

(iv)                              Termination for Cause.  In the event of termination of an Optionee’s Continuous Service Status by the Company for Cause, all Options held by such

Optionee shall terminate immediately upon such termination for Cause, provided, however, that the provisions of this Section 10(b)(iv) shall not apply to Options granted prior to December 10, 2004.

(c)                                  Buyout Provisions.  The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted under the Plan based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

11.                                 Stock Purchase Rights.

(a)                                  Rights to Purchase.  When the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer.  In the case of a Stock Purchase Right granted prior to the date, if any, on which the Common Stock becomes a Listed Security and if required by the Applicable Laws at that time, the purchase price of Shares subject to such Stock Purchase Rights shall not be less than 85% of the Fair Market Value of the Shares as of the date of the offer, or, in the case of a Ten Percent Holder, the price shall not be less than 100% of the Fair Market Value of the Shares as of the date of the offer.  If the Applicable Laws do not impose the requirements set forth in the preceding sentence and with respect to any Stock Purchase Rights granted after the date, if any, on which the Common Stock becomes a Listed Security, the purchase price of Shares subject to Stock Purchase Rights shall be as determined by the Administrator.  The offer to purchase Shares subject to Stock Purchase Rights shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

(b)                                 Repurchase Option.  Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s Continuous Service Status for any reason (including death or disability).  The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original purchase price paid by the purchaser and may be paid in cash or by cancellation of any indebtedness of the purchaser to the Company.  The repurchase option shall lapse at such rate as the Administrator may determine, provided that with respect to a Stock Purchase Right granted prior to the date, if any, on which the Common Stock becomes a Listed Security to a purchaser who is not an officer, Director or Consultant of the Company or of any Parent or Subsidiary of the Company, it shall lapse at a minimum rate of 20% per year over five year if required by the Applicable Laws.  The right to repurchase shall only be exercisable within 90 days of termination of Continuous Service Status.

(c)                                  Other Provisions.  The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.  In addition, the provisions of Restricted Stock Purchase Agreements need not be the same with respect to each purchaser.

(d)                                 Rights as a Stockholder.  Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 14 of the Plan.

12.                                 Taxes.

(a)                                  As a condition of the exercise of an Option or Stock Purchase Right granted under the Plan, the Participant (or in the case of the Participant’s death, the person exercising the Option or Stock Purchase Right) shall make such arrangements as the Administrator may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the exercise of the Option or Stock Purchase Right and the issuance of Shares.  The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.  If the Administrator allows the withholding or surrender of Shares to satisfy a Participant’s tax withholding obligations under this Section 12 (whether pursuant to Section 12(c), (d) or (e), or otherwise), the Administrator shall not allow Shares to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.

(b)                                 In the case of an Employee and in the absence of any other arrangement, the Employee shall be deemed to have directed the Company to withhold or collect from his or her compensation an amount sufficient to satisfy such tax obligations from the next payroll payment otherwise payable after the date of an exercise of the Option or Stock Purchase Right.

(c)                                  This Section 12(c) shall apply only after the date, if any, upon which the Common Stock becomes a Listed Security.  In the case of Participant other than an Employee (or in the case of an Employee where the next payroll payment is not sufficient to satisfy such tax obligations, with respect to any remaining tax obligations), in the absence of any other arrangement and to the extent permitted under the Applicable Laws, the Participant shall be deemed to have elected to have the Company withhold from the Shares to be issued upon exercise of the Option or Stock Purchase Right that number of Shares having a Fair Market Value determined as of the applicable Tax Date (as defined below) equal to the amount required to be withheld.  For purposes of this Section 12, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Laws (the “Tax Date”).

(d)                                 If permitted by the Administrator, in its discretion, a Participant may satisfy his or her tax withholding obligations upon exercise of an Option or Stock Purchase Right by surrendering to the Company Shares that have a Fair Market Value determined as of the applicable Tax Date equal to the amount required to be withheld.  In the case of Shares previously acquired from the Company that are surrendered under this Section 12(d), such Shares must have been owned by the Participant for more than six (6) months on the date of surrender (or such other period of time as is required for the Company to avoid adverse accounting charges).

(e)                                  Any election or deemed election by a Participant to have Shares withheld to satisfy tax withholding obligations under Section 12(c) or (d) above shall be irrevocable as to the particular Shares as to which the election is made and shall be subject to the consent or disapproval of the Administrator.  Any election by a Participant under Section 12(d) above must be made on or prior to the applicable Tax Date.

(f)                                    In the event an election to have Shares withheld is made by a Participant and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Participant shall receive the full number of Shares with respect to which the Option or Stock Purchase Right is exercised but such Participant shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

(g)                                 Neither the Company nor the Administrator shall, however, have any obligation whatsoever to grant or modify any Option or Stock Purchase Right in a manner that avoids penalties that may arise under Section 409A of the Code.

13.                                 Non-Transferability of Options and Stock Purchase Rights.

(a)                                  General.  Except as set forth in this Section 13, Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution.  The designation of a beneficiary by an Optionee will not constitute a transfer.  An Option or Stock Purchase Right may be exercised, during the lifetime of the holder of an Option or Stock Purchase Right, only by such holder or a transferee permitted by this Section 13.

(b)                                 Limited Transferability Rights.  Notwithstanding anything else in this Section 13, prior to the date, if any, on which the Common Stock becomes a Listed Security, the Administrator may in its discretion grant Nonstatutory Stock Options that may be transferred by instrument to an inter vivos or testamentary trust in which the Options are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift to “Immediate Family” (as defined below), on such terms and conditions as the Administrator deems appropriate.  Following the date, if any, on which the Common Stock becomes a Listed Security, the Administrator may in its discretion grant transferable Nonstatutory Stock Options pursuant to Option Agreements specifying the manner in which such Nonstatutory Stock Options are transferable.  “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

14.                                 Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions.

(a)                                  Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the number of Shares of Common Stock covered by each outstanding Option or Stock Purchase Right, and the number of Shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per Share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock  resulting  from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option or Stock Purchase Right.

(b)                                 Dissolution or Liquidation.  In the event of the dissolution or liquidation of the Company, each Option and Stock Purchase Right will terminate immediately prior to the consummation of such action, unless otherwise determined by the Administrator.

(c)                                  Corporate Transaction; Change of Control.  In the event of a Corporate Transaction, each outstanding Option or Stock Purchase Right shall be assumed or an equivalent option or right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”) unless the Successor Corporation does not agree to assume the award or to substitute an equivalent option or right, in which case such Option or Stock Purchase Right shall terminate upon the consummation of the transaction; provided however that, in the case of a Change of Control in which outstanding awards are neither being assumed nor replaced with equivalent awards by the Successor Corporation, the vesting of such awards shall accelerate in full as of immediately prior to the consummation of the Change of Control so that Options shall vest and become exercisable as to all of the Shares that otherwise would have been unvested as of immediately prior to such consummation and any repurchase right of the Company with respect to Shares issued upon exercise of an Option or Stock Purchase Right shall lapse as to all of the Shares subject to such repurchase right as of immediately prior to such consummation.  To the extent that an Option or Stock Purchase Right is not exercised prior to consummation of a transaction in which the Option or Stock Purchase Right is not being assumed or substituted, such Option or Stock Purchase Right shall terminate upon such consummation.

Notwithstanding the above, in the event a Participant holding an Option or Stock Purchase Right assumed or substituted by the Successor Corporation in a Change of Control, or holding Restricted Stock issued upon exercise of an Option or Stock Purchase Right with respect to which the Successor Corporation has succeeded to a repurchase right as a result of a Change of Control, is Involuntarily Terminated by the Successor Corporation in connection with, or within 12 months following consummation of, the transaction, then any assumed or substituted Option or Stock Purchase Right held by the terminated Participant at the time of termination shall accelerate and become exercisable in full, and any repurchase right applicable to any Shares shall lapse in full.  The acceleration of vesting and lapse of repurchase rights provided for in the previous sentence shall occur immediately prior to the effective date of the Participant’s termination.

For purposes of this Section 14(c), an Option or a Stock Purchase Right shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction or a Change of Control, as the case may be, each holder of an Option or Stock Purchase Right would be entitled to receive upon exercise of the award the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of Shares of Common Stock covered by the award at such time (after giving effect to any adjustments in the number of Shares covered by the Option or Stock Purchase Right as provided for in this Section 14); provided that if such consideration received in the transaction is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon exercise of the award to be solely common stock of the Successor Corporation equal to the Fair Market Value of the per Share consideration received by holders of Common Stock in the transaction.

(d)                                 Limitation on Payments.  In the event that the vesting, acceleration or lapse of a repurchase right provided for in Section 14(c) above (x) constitutes “parachute payments” within the meaning of Section 280G of the Code, and (y) but for this Section 14(d) would be subject to the excise tax imposed by Section 4999 of the Code (or any corresponding provisions of state income tax law), then such vesting, acceleration or lapse of a repurchase right shall be either

(i)                                     delivered in full, or

(ii)                                  delivered as to such lesser extent which would result in no portion of such severance benefits being subject to excise tax under Code Section 4999,

whichever amount, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Code Section 4999, results in the receipt by the Participant on an after-tax basis of the greater amount of acceleration or lapse of repurchase rights benefits, notwithstanding that all or some portion of such benefits may be taxable under Code Section 4999.  Any determination required under this Section 14(d) shall be made in writing by the Company’s independent accountants, whose determination shall be conclusive and binding for all purposes on the Company and any affected Participant.  In the event that (i) above applies, then the Participant shall be responsible for any excise taxes imposed with respect to such benefits.  In the event that (ii) above applies, then each benefit provided hereunder shall be proportionately reduced to the extent necessary to avoid imposition of such excise taxes.

(e)                                  Certain Distributions.  In the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Administrator may, in its discretion, appropriately adjust the price per Share covered by each outstanding Option or Stock Purchase Right to reflect the effect of such distribution.

15.                                 Time of Granting Options and Stock Purchase Rights.  The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other date as is determined by the Administrator, provided that in the case of any Incentive Stock Option, the grant date shall be the later of the date on which the Administrator makes the determination granting such Incentive Stock Option or the date of commencement of the Optionee’s employment relationship with the Company.  Notice of the determination shall be given to each Employee or Consultant to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

16.                                 Amendment and Termination of the Plan.

(a)                                  Authority to Amend or Terminate.  The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation (other than an adjustment pursuant to Section 14 above) shall be made that would materially and adversely affect the rights of any Optionee or holder of Stock Purchase Rights under any outstanding grant, without his or her consent.  In addition, to the extent necessary and desirable to comply with the Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

(b)                                 Effect of Amendment or Termination.  No amendment or termination of the Plan shall materially and adversely affect Options or Stock Purchase Rights already granted, unless mutually agreed otherwise between the Optionee or holder of the Stock Purchase Rights and the Administrator, which agreement must be in writing and signed by the Optionee or holder and the Company.

17.                                 Conditions Upon Issuance of Shares.  Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel.  As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising the award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by law.

18.                                 Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19.                                 Agreements.  Options and Stock Purchase Rights shall be evidenced by Option Agreements and Restricted Stock Purchase Agreements, respectively, in such form(s) as the Administrator shall from time to time approve.

20.                                 Stockholder Approval.  If required by the Applicable Laws, continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted.  Such stockholder approval shall be obtained in the manner and to the degree required under the Applicable Laws.

21.                                 Information and Documents to Optionees and Purchasers.  Prior to the date, if any, upon which the Common Stock becomes a Listed Security and if required by the Applicable Laws, the Company shall provide financial statements at least annually to each Optionee and to each individual who acquired Shares pursuant to the Plan, during the period such Optionee or purchaser has one or more Options or Stock Purchase Rights outstanding, and in the case of an individual who acquired Shares pursuant to the Plan, during the period such individual owns such Shares.  The Company shall not be required to provide such information if the issuance of Options or Stock Purchase Rights under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information.

OMNIBUS AMENDMENT TO
TRAQ WIRELESS, INC. AMENDED AND RESTATED 1999 STOCK PLAN,
TANGOE, INC. 2000 EXECUTIVE STOCK OPTION/STOCK ISSUANCE PLAN,
TANGOE, INC. 2000 EMPLOYEE STOCK OPTION/STOCK ISSUANCE PLAN
AND
TANGOE, INC. 2005 STOCK INCENTIVE PLAN

THIS OMNIBUS AMENDMENT (this “Amendment”) amends that certain (i) Traq Wireless, Inc. Amended and Restated 1999 Stock Plan (the “Traq Plan”), (ii) Tangoe, Inc. 2000 Executive Stock Option/Stock Issuance Plan (the “Tangoe 2000 Executive Plan”) (iii) Tangoe, Inc. 2000 Employee Stock Option/Stock Issuance Plan (the “Tangoe 2000 Employee Plan” and together with the Tangoe 2000 Executive Plan, the “Tangoe 2000 Plans”) and (iv) Tangoe, Inc. 2005 Incentive Stock Option Plan (the “Tangoe 2005 Plan” and together with the Traq Plan and the Tangoe 2000 Plans, the “Plans”).

WHEREAS, Tangoe, Inc., a Delaware corporation (“Tangoe”), Traq Acquisition Corp., a wholly owned subsidiary of Tangoe and a Delaware corporation and Traq Wireless, Inc., a Delaware corporation have entered into that certain Agreement and Plan of Merger dated as of March 1, 2007 (the “Merger Agreement”) pursuant to which Merger Sub was merged with and into Traq and the surviving entity thereof is a wholly owned subsidiary of Tangoe; and

WHEREAS, pursuant to Section 2.8 of the Merger Agreement, Tangoe has assumed the Traq Plan and all outstanding options under the Traq Plan; and

WHEREAS, the Board of Directors of Tangoe wishes to amend the Plans to (1) limit the number of shares allocated and reserved to the Traq Plan and the Tangoe 2000 Plans (collectively, the “Capped Plans”) to the number of shares of Common Stock that were originally issued pursuant to the Capped Plans or pursuant to the exercise of options originally issued under the Capped Plans and that are outstanding as of the Effective Time, plus the number of shares of Common Stock covered by options outstanding under the Capped Plans as of the Effective Time, plus the number of shares of Common Stock covered by options outstanding under the Capped Plans as of the Effective Time, (ii) increase the shares of Common Stock that are allocated and reserved to the Tangoe 2005 Plan, and (iii) provide that any shares of stock that are unexercised or that are reacquired by Tangoe under the Capped Plans after the Effective Date become available and reserved under and allocated to the Tangoe 2005 Plan.

NOW THEREFORE, the Plans are hereby amended as follows:

1.             Amendments to Traq Plan.

(a)           The first sentence of Section 4(a) of the Traq Plan is hereby deleted and replaced with the following:

“Shares offered under the Plan may be authorized but unissued shares or treasury Shares.  The aggregate number of Shares that may be issued under the Plan (upon exercise of Options or other rights to acquire Shares) shall not exceed 5,981,816, subject to adjustment pursuant to Sections 4(b) and 8 (the “Number of Plan Shares”).”

(b)           Section 4(b) of the Traq Plan is hereby deleted in its entirety and replaced with the following:

“Reduction of Number of Plan Shares.  From and after March 9, 2007, the Number of Plan Shares shall be reduced by the number of (1) Shares issued under the Plan that the Company reacquires for any reason including, without limitation, pursuant to any forfeiture provision, right of repurchase, right of first refusal, cashless exercise procedure, option exchange program or otherwise, (2) Shares that are subject to Options that expire, are forfeited, cancelled or become unexercisable, and (3) Shares that the Company retains from otherwise delivering pursuant to any awards originally made under the Plan either (i) as payment of the Purchase Price or Exercise Price of an award, or (ii) in order to satisfy the withholding or employment taxes due upon the grant, exercise, vesting, or distribution of any award.”

2.             Amendments to the Tangoe 2000 Plans.

(a)           Section 3 of each of the Tangoe 2000 Executive Plan is hereby deleted and replaced with the following:

“3.           Stock Subject to the Plan.  Subject to the provisions of this Section 3 and Section 14 of the Plan, the maximum number of Shares that may be sold under the Plan shall be 4,401,684 (the “Number of Plan Shares”).  From and after March 9, 2007, the Number of Plan Shares shall be reduced by the number of (1) Shares issued under the Plan that the Company reacquires for any reason including, without limitation, pursuant to any forfeiture provision, right of repurchase, right of first refusal, cashless exercise procedure, option exchange program or otherwise, (2) Shares that are subject to Options that expire, are forfeited, cancelled or become unexercisable, and (3) Shares that the Company retains from otherwise delivering pursuant to any awards originally made under the Plan either (i) as payment of the purchase Price or exercise Price of an Option or other award, or (ii) in order to satisfy the withholding or employment taxes due upon the grant, exercise, vesting, or distribution of any Option or other award.”

(b)           Section 3 of each of the Tangoe 2000 Employee Plan is hereby deleted and replaced with the following:

“3.           Stock Subject to the Plan.  Subject to the provisions of this Section 3 and Section 14 of the Plan, the maximum number of Shares that may be sold under the Plan shall be 943,775 (the “Number of Plan Shares”).  From and after March 9, 2007, the Number of Plan Shares shall be reduced by the number of (1) Shares issued under the Plan that the Company reacquires for any reason including, without limitation, pursuant to any forfeiture provision, right of repurchase, right of first refusal, cashless exercise procedure, option exchange program or otherwise, (2) Shares that are subject to Options that expire, are forfeited, cancelled or become unexercisable, and (3) Shares that the Company retains from otherwise delivering pursuant to any awards originally made under the Plan either (i) as payment of the purchase Price or exercise Price of an Option or other award, or (ii) in order to satisfy the withholding or employment taxes due upon the grant, exercise, vesting, or distribution of any Option or other award.”

3.             Amendments to the Tangoe 2005 Plan.

(a)           Section 3 of the Tangoe 2005 Plan is hereby deleted in its entirety and replaced with the following:

“3.           Shares Subject to the Plan.

(a)           Number of Plan Shares.  Subject to the provisions of this Section 3 and Section 13 of the Plan, the maximum number of Shares that the Company may issue for all Awards is 6,016,944 Shares (the “Number of Plan Shares”).  For all Awards, the Shares issued pursuant to the Plan may be authorized but unissued Shares, or Shares that the Company has reacquired or otherwise holds in treasury.

(b)           Shares Reacquired under Certain Other Plans.  Except to the extent prohibited by Applicable Law, the Number of Plan Shares shall be automatically increased by, and there shall be made available for subsequent Awards under the Plan, (1) any shares of Common Stock that the Company reacquires for any reason under the Traq Plan or either of the Tangoe 2000 Plans, including, without limitation, pursuant to any forfeiture provision, right of repurchase, right of first refusal, cashless exercise procedure, option exchange program or otherwise, (2) shares that are subject to options issued under the Traq Plan or either of the Tangoe 2000 Plans that expire, are forfeited, cancelled or become unexercisable, and (3) shares that the Company retains from otherwise delivering pursuant to any awards originally made under the Traq Plan or either of the Tangoe 2000 Plans either (i) as payment of the exercise price of an award, or (ii) in order to satisfy the withholding or employment taxes due upon the grant, exercise, vesting, or distribution of any award.

(c)           Shares Reacquired under the Plan.  Except to the extent prohibited by Applicable Law, the Number of Plan Shares shall be automatically increased by, and there shall be made available for subsequent Awards under the Plan, (1) any shares of Common Stock that the Company reacquires for any reason under the Plan, including, without limitation, pursuant to any forfeiture provision, right of repurchase, right of first refusal, cashless exercise procedure, option exchange program or otherwise, (2) shares that are subject to an Award that for any reason expires, is forfeited, is cancelled or becomes unexercisable, and Shares that are for any other reason not paid or delivered under the Plan, and (3) shares that the Company retains from otherwise delivering pursuant to any Award either (i) as payment of the exercise price of the Award, or (ii) in order to satisfy the withholding or employment taxes due upon the grant, exercise, vesting, or distribution of the Award.

(d)           ISO Awards.  Notwithstanding the other provisions of this Section 3, but subject to adjustments pursuant to Section 13 below, the number of Shares that are available for all ISO Awards made under the Plan shall in no event exceed 6,016,944 plus up to 11,327,275 Shares that may be added to the Plan by virtue of the operation of Sections 3.3(b) and (c), for an aggregate maximum of 17,344,219 Shares.

(b)           Appendix A to the Tangoe 2005 Plan is hereby amended by inserting the following definitions in the appropriate alphabetical order:

“Tangoe 2000 Plans” shall mean, collectively (i) that certain Tangoe, Inc. 2000 Executive Stock Option/Stock Issuance Plan and (ii) that certain Tangoe, Inc. 2000 Employee Stock Option/Stock Issuance Plan.”

“Traq Plan” means that certain Traq Wireless, Inc. Amended and Restated 1999 Stock Plan which was assumed by the Company in connection with the Company’s acquisition of Traq Wireless, Inc.”

OMNIBUS AMENDMENT TO

TRAQ WIRELESS, INC. AMENDED AND RESTATED 1999 STOCK PLAN,

TANGOE, INC. 2000 EXECUTIVE STOCK OPTION/STOCK ISSUANCE PLAN,

TANGOE, INC. 2000 EMPLOYEE STOCK OPTION/STOCK ISSUANCE PLAN

AND

TANGOE, INC. 2005 STOCK INCENTIVE PLAN

Adopted by the Board of Directors of Tangoe, Inc on January 28, 2011

THIS OMNIBUS AMENDMENT (this “Amendment”) amends that certain (i) Traq Wireless, Inc. Amended and Restated 1999 Stock Plan (the “Traq Plan”), (ii) Tangoe, Inc. 2000 Executive Stock Option/Stock Issuance Plan (the “Tangoe 2000 Executive Plan”) (iii)  Tangoe, Inc. 2000 Employee Stock Option/Stock Issuance Plan (the “Tangoe 2000 Employee Plan” and together with the Tangoe 2000 Executive Plan, the “Tangoe 2000 Plans”) and (iv) Tangoe, Inc. 2005 Incentive Stock Option Plan (the “Tangoe 2005 Plan” and together with the Traq Plan and the Tangoe 2000 Plans, the “Plans”).

WHEREAS, Tangoe, Inc., a Delaware corporation (“Tangoe”) maintains the Plans (in the case of the Traq Plan, as successor to Traq Wireless, Inc.);

WHEREAS, the Plans grant to the Board of Directors the power to amend the Plans, and/or to impose transfer restrictions when required in connection with Tangoe’s compliance with securities laws; and

WHEREAS, Tangoe wishes to adopt certain amendments to the Plans and/or impose certain transfer restrictions in order to make available to Tangoe the exemption from the registration requirements of the Securities Exchange Act of 1934, as amended (the “Act”) set forth in Section 12h-1(f)(i) of Rule 12f-1 adopted under the Act (“Rule 12h-1”).

NOW THEREFORE, the Plans are hereby amended as follows:

1.             Information Reporting.

The following paragraph is added as Section 22 of each of the Tangoe 2000 Plans, as Section 25 of the Tangoe 2005 Plan and as Section 13(f) of the Traq Plan:

“Rule 12h-1 Information Reporting.  The Company agrees to provide to all holders of options issued under the Plan, during the Reporting Period (as defined below), the information described in Section 12h-1(f)(1)(vi) of Rule 12h-1 (“Rule 12h-1”) adopted under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), at such times and in such manner as is required by such

Section.  The Company may request that an optionholder agree to keep such information confidential and if the optionholder does not agree to keep the information confidential then the Company shall not be required to provide such information to the optionholder.  “Reporting Period” shall mean the period that begins when the Company first relies on the exemption from the registration requirements set forth in Rule 12h-1, and that ends on the Termination Date (as defined below).  “Termination Date” shall means the date when the Company is either no longer relying on such exemption or becomes subject to the reporting requirements of section 13 or 15(d) of the Exchange Act.”

2.             Transfers.

The following paragraph is added as Section 13(c) of each of the Tangoe 2000 Plans, as Section 12 (c) of the Tangoe 2005 Plan and as additional text at the end of Section 6(h) of the Traq Plan:

“Unless the Board of Directors of the Company otherwise determines and notwithstanding any provision of the Plan or any option agreement to the contrary, options issued pursuant to the Plan on or after January 28, 2011 (and prior to exercise of an option, the shares to be issued on exercise of such option), may be transferred only to family members (as defined in Rule 701(c)(3) under the Securities Act of 1933, as amended) through gifts or domestic relations orders, or to an executor or guardian upon the death or disability of the holder of the option.  The restrictions set forth in this Section shall terminate on the Termination Date, provided that any additional restrictions set forth in the Plan shall not be impaired by virtue of the termination of the restrictions set forth in this Section.”